QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

FOR IMMEDIATE RELEASE: NEWS
October 25, 2004

Xaffire Broadens Content Capture Options With "Accelerating Interceptor"

OEM agreement with HyperSpace Communications provides distribution of jointly developed capability.

        DENVER, Colorado, October 25, 2004—HyperSpace® Communications, Inc., (AMEX: HCO.U or HCO_U), a leader in Internet and wide area network acceleration technology, and Xaffire Inc®, an innovator in live Web session capture and playback technology, today announced an OEM agreement enabling Xaffire to sell and distribute a new, integrated version of HyperSpace's HyperWeb™ software with its Xfire™ Web application management tools. HyperSpace® manufactures and markets software products that accelerate, optimize and secure Web-based and client/server applications over wide area networks and service provider networks, both wired and wireless.

        In addition to its leading-edge Web-site acceleration capability, HyperWeb Version 7.2 and subsequent releases of the software also can act as a content capture agent for Xfire™, providing for an industry-first "accelerating interceptor." Websites can now both accelerate and record all Web server activity with a single, small-footprint software agent.

        "For HyperSpace, the initial draw of the Xaffire's technology was its live user session capture and replay capability, which enables unprecedented visibility into how a Web application performs for each user," said Mark Endry, president and CEO of Hyperspace. "Xfire is a perfect complement to our HyperWeb offering because both products are committed to optimizing customer-facing applications and decreasing expenditures."

        The HyperWeb capability extends Xfire's content capture and replay functionality to almost any Web server and operating system environment, including Microsoft® IIS™ 6 and Sun® Server iPlanet™, and gives customers the option to purchase HyperWeb's data compression and acceleration capabilities. Xaffire will continue to offer its native-code interceptors for Apache™ and IIS™ 5.

        Xfire enables users to view complete Web sessions either live or historically, identify what visitors did on their Website, how the site responded and enhance their end user's experience. HyperWeb accelerates Web-based applications, e-commerce and high-volume Websites for both wired and wireless user bases for dramatic reductions in bandwidth, hardware, software and human resource expenditures.

        "Recording every user session is essential for any online business to reduce software failures and monitor end-user activity." said David Jilk, CEO of Xaffire. "The combined technologies of Xaffire and Hyperspace offer a product that increases both the service quality and the performance of their customer-facing Web applications."

        Deployments of Xfire with the HyperWeb interceptor will be available to customers in late November, 2004.

About HyperSpace Communications, Inc.

        Founded March 2001, Denver, Colorado-based HyperSpace Communications, Inc. manufactures and markets the award-winning HyperWeb™ and HyperTunnel™ software products, which accelerate web- and client/server-based applications over wider area networks, both terrestrial and wireless, thereby dramatically increasing performance and throughput and lowering costs for bandwidth, hardware, software, IT overhead and human resources while increasing employee productivity and customer satisfaction. www.ehyperspace.com

About Xaffire, Inc.

        Formed in April 2003 through the merger of two application monitoring technology companies, Xaffire, Inc. develops and sells Xfire, the most powerful Web application management solution in today's market. Customers using Xaffire's solution benefit from integrated end user, network and system monitoring in one easy-to-use interface, and get visibility into the online experience of all end users. Xaffire is headquartered in Boulder County, Colorado. For additional information go to www.xaffire.com.

Forward-Looking Statements

        This press release includes "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are commonly identified by such terms and phrases as "should," "expects," "plans," "anticipates," "believes," "estimates," "projects," and other terms with similar meaning indicating potential impact on our business. Although we believe that the assumptions upon which such forward-looking statements are based are reasonable, we can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from our projections and expectations are disclosed in our filings with the Securities and Exchange Commission, including the "Risk Factors" set forth in our Registration Statement on Form SB-2 (333-115404) and the Prospects constituting part thereof. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to their underlying assumptions. We do not undertake to publicly update the forward- looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise. You may obtain and review our filings with the Securities and Exchange Commission by visiting the Commission's web-site at http://www.sec.gov.

        "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding HyperSpace® Communications, Inc.'s business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's final prospectus relating to this offering.

PR Contacts:
 HyperSpace Communications, Inc.
John Yeros: 303.566.6510
Barbara Coy: 303.566.6532
investor@ehyperspace.com
www.ehyperspace.com

Xaffire, Inc.
Steve Capoccia, Lewis PR (617) 454-1103
stevec@lewispr.com
www.xaffire.com

QuickLinks

Xaffire Broadens Content Capture Options With "Accelerating Interceptor"